UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2016

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OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2016, the Board elected Mr. John E. Hagale as a director, bringing the number of directors to eight. Mr. Hagale will serve as a Class I director, and he will stand for reelection at the Company’s annual meeting of stockholders in 2017. Upon joining the Board of Directors, Mr. Hagale was appointed as a member of Oasis’ Audit Committee and Nominating and Governance Committee.
The Board has determined that Mr. Hagale is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act.”)
There are no understandings or arrangements between Mr. Hagale and any other person pursuant to which Mr. Hagale was elected to serve as a director of the Company. There are no relationships between Mr. Hagale and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Hagale will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.
In connection with Mr. Hagale's election to the Board, he is expected to receive (i) an initial equity award having a value of approximately $58,500 and (ii) an annual equity award having a value of approximately $170,000 in the form of restricted stock. The shares of restricted stock, which will be issued under the Company’s Long Term Incentive Plan, vest one year following the grant date. The Company entered into an indemnification agreement with Mr. Hagale, on July 27, 2016. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement requires the Company to indemnify Mr. Hagale to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.
Item 7.01 Regulation FD Disclosure
On July 29, 2016, the Company announced the election of Mr. Hagale to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified as being incorporated therein by reference
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated July 27, 2016, between Oasis Petroleum Inc. and Mr. John E. Hagale.
99.1	Press Release dated July 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: July 29, 2016	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated July 27, 2016, between Oasis Petroleum Inc. and Mr. John E. Hagale.
99.1	Press Release dated July 29, 2016.